UNITED STATES SECURITIES AND

EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 26, 2006

METASUN ENTERPRISES, INC.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

000-50903

(Commission File Number)

47-0930829

(IRS Employer Identification No.)

201 – 1040 West 8th Avenue, Vancouver, British Columbia, Canada, V6H 1C4

(Address of principal executive offices and Zip Code)

604.739.1048

Registrant's telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On July 26, 2006, our company appointed Luis Goyzueta as Chief Executive Officer, David Clifton as Vice-President and Joy Clifton as Secretary and Treasurer. We have not entered into any employment agreements with the newly appointed officers.

Luis Goyzueta - Age 32

Mr. Goyzueta obtained a degree in Economics and Finance from Bentley College in Boston. Mr. Goyzueta has been a director of Urex Energy Corp., a Nevada corporation whose business primarily includes the acquisition and exploration of uranium mining properties, since August 31, 2005. Prior to this, Mr. Goyzueta has had over seven

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years experience working as an executive with natural resource companies in Peru. Most recently, he has been the General Manager of Interpacific Oil, the only biodiesel producer in Peru. In addition, Mr. Goyzueta has been a director of Compañia Minera Mória, a privately held mining company in Peru, and Oiltec, a petrochemical distributor.

David Clifton - Age 35

Mr. Clifton has been in the venture capital market for over 15 years. He has been an investment advisor in Canada for over eleven years, working for Goepel McDermid and Dundee Securities. Mr. Clifton has held General Manager positions and has been a director in two private Peruvian mining companies, Grupo Minero and Minera Panmericana. He has also performed consulting work for both public and private companies. Mr. Clifton is the co-founder of Pure Biofuels del Peru S.A.C.

Joy Clifton - Age 59

From 2001 to the present, Ms. Clifton has been the President and Chief Executive Officer of Soar International Management Company, a boutique early stage business development incubator. Prior to founding Soar International Management Company, Ms. Clifton was a founder and director of Soar International Events Company from 1993 through to 2001, where she was responsible for business development. Soar International Events Company was involved in the sport event market industry. From 1989 to 1993, Ms. Clifton was the Executive Secretary at Swim BC, an Olympic swimming governing body.

Family Relationships

David Clifton, Vice President of our company, is the son of Joy Clifton, our Secretary and Treasurer.

Certain Related Transactions and Relationships

We have not been a party to any transaction, proposed transaction, or series of transactions in which the amount involved exceeds $60,000, and in which, to our knowledge, any of Luis Goyzueta, David Clifton and Joy Clifton have had or will have a direct or indirect material interest.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

METASUN ENTERPRISES, INC.

By: /s/ Chad DeGroot

Chad DeGroot
Director

Dated: August 2, 2006